EXHIBIT 99.1

Colonial Commercial Corp. Reports Financial Results

HAWTHORNE, New Jersey (November 9, 2010) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the three months and nine months ended September 30, 2010.

Three Months Ended September 30, 2010

Sales increased by 1.1%, or $239,241, to $22,003,412 for the three months ended September 30, 2010 from $21,764,171 for the same period in 2009. The increase in sales during the current three month period reflects the re-opening of our Hicksville, New York location and the expansion of our commercial HVAC products business, as partially offset by the continued decline in residential new construction and weak economic conditions.

The increase in sales was reflected in an increase in gross profit. Gross profit increased by 3.4%, or $193,204, to $5,913,547 for the three months ended September 30, 2010 from $5,720,343 for the same period in 2009. Gross margin expressed as a percentage of sales was 26.9% in 2010 compared to 26.3% for the comparable period of 2009.

Net income was $705,696 for the three months ended September 30, 2010, compared to a net loss of $200,620 for the same period in 2009. The increase in net income is primarily the result of the $193,204 increase in gross profit, a $310,537 decrease in selling, general and administrative expense, and the elimination of $470,000 of prior non-cash charges due to the increase in the related valuation allowance of the Company’s deferred tax asset, offset by the $93,434 increase in interest expense.

Nine Months Ended September 30, 2010

Sales increased by 3.2%, or $1,820,839, to $59,402,296 for the nine months ended September 30, 2010, from $57,581,457 for the same period in 2009. The increase in sales during the current nine month period reflects the same factors mentioned earlier for the increase in sales for the three months ended September 30, 2010.

The increase in sales was reflected in an increase in gross profit. Gross profit increased by 2.9%, or $445,279, to $15,842,354 for the nine months ended September 30, 2010, from $15,397,075 for the same period in 2009. Gross profit expressed as a percentage of sales was 26.7% in 2010 and the comparable period in 2009.

The Company’s net loss decreased by $2,029,651 to a net loss of $156,448 for the nine months ended September 30, 2010, compared to a net loss of $2,186,099 for the same period in 2009. The decrease in net loss is primarily the result of the $445,279 increase in gross profit, a $976,260 decrease in selling, general and administrative expense, the elimination of $309,900 in non-recurring non-cash charges, and the elimination of $470,000 of prior non-cash charges due to the increase in the related valuation allowance of the Company’s deferred tax asset, offset by the $225,242 increase in interest expense.

William Pagano, Chief Executive Officer of the Company, said, “Our commercial products and control systems business continues to show growth in spite of intense competition and poor economic conditions. The Company continues to seek new opportunities to expand this business and take advantage of the increased interest in high efficiency HVAC energy solutions. We will continue our efforts to improve our operating efficiencies in this challenging economic environment.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash	$354,750	$746,629
Accounts receivable, net of allowance for doubtful accounts of $445,268 in 2010 and $619,740 in 2009	10,432,435	9,468,123
Inventory	11,763,199	11,588,971
Prepaid expenses and other current assets	1,189,774	895,505
Total current assets	23,740,158	22,699,228
Property and equipment	1,154,135	1,349,679
Goodwill	1,416,929	1,416,929
Other intangibles	-	2,500
Other assets – noncurrent	111,930	134,205
	$26,423,152	$25,602,541
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$7,721,302	$7,402,536
Accrued liabilities	1,475,634	1,559,880
Income taxes payable	-	4,374
Borrowings under credit facility - revolving credit	11,892,979	13,090,666
Convertible notes payable-related party	200,000	-
Notes payable - current portion; includes related party notes of $782,009 in 2010 and $32,009 in 2009	1,825,526	108,313
Total current liabilities	23,115,441	22,165,769
Convertible notes payable-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $88,026 in 2010 and $862,033 in 2009	1,193,950	966,563
Total liabilities	24,309,391	23,332,332
Commitments and contingencies
Stockholders' equity:

Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2010 and 2009, liquidation preference of $1,465,285 in 2010 and 2009	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 shares issued and outstanding in 2010 and 2009	232,747	232,747
Additional paid-in capital	10,634,782	10,634,782
Accumulated deficit	(8,768,421)	(8,611,973)
Total stockholders' equity	2,113,761	2,270,209
	$26,423,152	$25,602,541

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Sales	$22,003,412	$21,764,171	$59,402,296	$57,581,457
Cost of sales	16,089,865	16,043,828	43,559,942	42,184,382
Gross profit	5,913,547	5,720,343	15,842,354	15,397,075

Selling, general and administrative expenses, net	5,033,330	5,343,867	15,506,852	16,483,112
Impairment of other intangibles	-	-	-	309,900
Operating income (loss)	880,217	376,476	335,502	(1,395,937)

Other income	82,578	56,569	212,205	158,751
Interest expense, net; includes related party interest of $16,310 and $17,749 for the three months ended September 30, 2010 and 2009, respectively, and $49,650 and $46,446 for the nine months ended September 30, 2010 and 2009, respectively	(257,099)	(163,665)	(704,155)	(478,913)
Income (loss) before income tax expense	705,696	269,380	(156,448)	(1,716,099)

Income tax expense	-	470,000	-	470,000
Net income (loss)	$705,696	$(200,620)	$(156,448)	$(2,186,099)

Income (loss) per common share:
Basic	$0.15	$(0.04)	$(0.03)	$(0.47)
Diluted	$0.14	$(0.04)	$(0.03)	$(0.47)

Weighted average shares outstanding:
Basic	4,654,953	4,654,953	4,654,953	4,654,953
Diluted	4,948,010	4,654,953	4,654,953	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(156,448)	$(2,186,099)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense	-	470,000
Stock-based compensation	-	20,029
Provision for doubtful accounts	284,503	364,028
Depreciation	337,873	389,668
Net gain on disposal of property and equipment	(6,177)	(2,328)
Amortization of intangibles	2,500	16,252
Impairment of other intangibles	-	309,900
Changes in operating assets and liabilities
Accounts receivable	(1,248,815)	(1,909,912)
Inventory	(174,228)	(814,924)
Prepaid expenses and other current assets	(294,269)	(95,071)
Other assets - noncurrent	22,275	(71,232)
Trade payables	2,318,766	1,985,163
Accrued liabilities	(84,246)	143,173
Income taxes payable	(4,374)	(558)
Net cash provided by (used in) operating activities	997,360	(1,381,911)
Cash flows from investing activities:
Additions to property and equipment	(44,447)	(152,046)
Proceeds from disposal of property and equipment	19,200	20,215
Net cash used in investing activities	(25,247)	(131,831)
Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $0 in 2010 and $92,500 in 2009	(139,267)	(264,758)
Issuance of notes payable in connection with financing tender offer	-	446,033
Restricted cash in connection with tender offer	-	(446,033)
Repayments of notes payable in connection with financing tender offer; includes related party repayments of $24,007 in 2010 and $19,802 in 2009	(27,038)	(22,302)
(Repayments) borrowings under credit facility - revolving credit	(1,197,687)	1,991,761
Net cash (used in) provided by financing activities	(1,363,992)	1,704,701
(Decrease) increase in cash	(391,879)	190,959
Cash - beginning of period	746,629	417,387
Cash - end of period	$354,750	$608,346